                                                                  EXHIBIT 23.2
                                                                  ------------

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan, 1989 Incentive Stock Option Plan, the 1997 Employee Stock Purchase Plan and the Individual Stock Option Agreement of Integrated Sensor Solutions, Inc. of our report dated June 15, 1997, except for Note 12, as to which the date is October 14,1997, with respect to the financial statements of Integrated Sensor Solutions, Inc. included in its Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP

                                       ERNST & YOUNG LLP

San Jose, California
April 28, 1998